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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form N-1A (Securities Act File No. 2-32592 and Investment Company Act File No. 811-3696) of our report dated July 23, 1999 on our audit of the financial statements and financial highlights of the Reserve Tax-Exempt Trust. We also consent to the reference to our firm under the captions "Financial Highlights" and "Custodian, Independent Accountant and Counsel".

PricewaterhouseCoopers LLP

New York, New York
July 29, 1999